UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

HUMBL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2023, the registrant, HUMBL, Inc. (“HUMBL”) entered into a Global Amendment (the “Amendment”) with Pacific Lion LLC (“Pacific Lion”) to amend the Convertible Promissory Note dated May 10, 2023 (the “Note”) and the Warrant to Purchase Shares of Common Stock dated May 10, 2023 issued by HUMBL to Pacific Lion. Pursuant to the Amendment, the parties: (a) increased the amount Pacific Lion could fund under the Note from up to $800,000 to up to $2,000,000; (b) added a 10% original issue discount to all amounts funded under the Note; (c) increased the interest rate on the Note from 6% to 8%; (d) added an interest rate following an event of default of 12%; and (e) extended the period by which if an uplisting has not occurred the Warrant will be cancelled from 9 months to 18 months from the issuance date. The total amount Pacific Lion has funded under the Note to date is $475,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The forms of the Note and Warrant are attached as exhibits 10.1 and 10.2 to our Quarterly Report on Form 10-Q filed on May 15, 2023.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Global Amendment

104	Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO